Registration No. 333-127176
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLUEFLY, INC.
(Exact name of Registrant as specified in its charter)
Delaware	13-3612110
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

42 West 39th Street
New York, New York 10018
(212) 944-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of the
Registrant's Principal Executive Offices)

Melissa Payner-Gregor
Chief Executive Officer
Bluefly, Inc.
42 West 39th Street
New York, New York 10018
(212) 944-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jonathan P. Freedman, Esq.
Bluefly, Inc.
42 West 39th Street
New York, New York 10016
(212) 944-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

On August 4, 2005, Bluefly, Inc. (the “Company”) filed a registration statement on Form S-3 (File No. 333-127176) (the “Registration Statement”), registering for resale certain shares of the Company’s Common Stock issued to certain selling stockholders (the “Selling Stockholders”).  The Registration Statement was declared effective on August 23, 2005.

The Registration Statement was filed in connection with certain obligations of the Company to the Selling Stockholders to register the resale of such shares. The Company has no further obligation to maintain the effectiveness of this Registration Statement, and thus hereby withdraws the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 31, 2009.

BLUEFLY, INC.
Company Name

By:	/s/ Melissa Payner-Gregor
Melissa Payner-Gregor
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Melissa Payner-Gregor Melissa Payner-Gregor	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2009

/s/ Kara B. Jenny Kara B. Jenny	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2009

/s/ Riad Abrahams Riad Abrahams	Director	March 31, 2009

/s/ Mario Ciampi Mario Ciampi	Director	March 31, 2009

/s/ Barry Erdos Barry Erdos	Director	March 31, 2009

/s/ Michael Helfand Michael Helfand	Director	March 31, 2009

/s/ Ann Jackson Ann Jackson	Director	March 31, 2009

/s/ Anthony Plesner Anthony Plesner	Director	March 31, 2009

/s/ Martin Miller Martin Miller	Director	March 31, 2009

/s/ Neal Moszkowski Neal Moszkowski	Director	March 31, 2009

/s/ David Wassong David Wassong	Director	March 31, 2009